EXHIBIT 10.50

                       ASSETS SALE AND PURCHASE AGREEMENT

      This Sale and Purchase Agreement ("Agreement") dated as of the 4th day of December, 1998 by and between LONE STAR LASER TECHNOLOGIES, ("Purchaser"), and WATERMARC FOOD MANAGEMENT CO., a Texas corporation ("Seller").

                                  INTRODUCTION

      Seller desires to sell and Purchaser desires to purchase all of the assets set forth in Article I below, of Seller's Chris' & Pitt's Food Products Division, ("Chris' & Pitt's") as a going concern on the terms and conditions set forth in this Agreement.

      In consideration of the mutual promises of the parties; in reliance on the representations, warranties, covenants, and conditions contained in this Agreement; and for other good and valuable consideration, the parties agree as follows:

                                    ARTICLE I

                                      SALE

                                 SALE OF ASSETS

      1.01. Seller agrees to sell, convey, transfer, assign, and deliver to Purchaser, and Purchaser agrees to purchase and accept from Seller, all of the following assets of Chris' & Pitt's:

         (a) All raw materials, packaging materials and inventories of Chris' & Pitt's in existence at the close of business on December 3, 1998.

         (b) All of Seller's rights and interests in and to all contracts associated with Chris' & Pitt's to the extent that they can lawfully be assigned or transferred to Purchaser.

         (c) All papers and records (whether in written or other form) of any kind presently in or in the future coming into the care, custody, or control of Seller relating to any of the assets sold to Purchaser pursuant to this Agreement.

         (d) All permits, licenses, franchises, consents, authorities, special authorities, and other similar acts of any government body (federal, state, local or foreign) held by Seller relating to Chris' & Pitt's that may lawfully be assigned or transferred, subject to any action by such body that may be required in connection with such assignment or transfer.

         (e) All of Seller's rights, titles, and interests in and to the trademarks, service marks, and trade names related to Chris' & Pitt's and its products.

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         (f) All of Seller's rights, titles, and interests in and to the Chris'
& Pitt's name or any variant thereof.

         (g) Accounts receivable of Chris' & Pitt's on and after December 4, 1998 (the "Closing Date").

                          ALLOCATION OF PURCHASE PRICE

      1.02. In consideration of the sale and transfer of the assets of Chris' & Pitt's and the representations, warranties, and covenants of Seller set forth in this Agreement, Purchaser shall do the following:

         (a) Forgive and cancel the promissory note dated November 2, 1998 in the amount of $300,000.00 executed by Seller, as maker, in favor of Purchaser, attached hereto as Exhibit 1;

         (b) Assume and discharge, and indemnify and hold Seller harmless against all debts, obligations and liabilities of Seller relating to Seller's 5-Year 9% Convertible Subordinated Debentures due on March 16, 1999;

         (c) Issue a lien on the assets of Chris' & Pitt's, including, but not limited to, the raw materials, packaging materials and inventories, in the name of Dallas Collateral Agency, Inc. as Collateral Agent for the 9% Convertible Subordinated Debentureholders, for the purpose of securing said Debentureholders' interests under the 9% Convertible Subordinated Debentures;

         (d) Pay to Seller the sum of $_______0__________ in cash at closing.

                            ASSUMPTION OF LIABILITIES
                             COMPLETION OF CONTRACTS

      1.03 Purchaser will assume all liabilities of Seller relating to Chris' & Pitt's and the assets of Chris' & Pitt's that existed prior to or arise after the Closing Date, including, but not limited to, accounts payable, notes, contracts and taxes.

                                   ARTICLE II

                            SELLER'S REPRESENTATIONS
                                 AND WARRANTIES

      Seller hereby represents and warrants to Purchaser that the following facts and circumstances are and at all times up to the Closing Date will be true and correct.

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                                  ORGANIZATION

      2.01 Seller is a corporation duly organized, validly existing, and in good standing under the laws of Texas. Seller has all requisite power and authority (corporate and, when applicable, government) to own, operate, and carry on the Chris' & Pitt's business as now being conducted.

      2.02. Seller is the sole owner of Chris' & Pitt's with the right to sell or dispose of its assets.

                                   INVENTORIES

      2.03. All inventories of Chris' & Pitt's owned by Seller ("Inventories") are being sold to Purchaser "AS IS, WHERE IS" WITHOUT WARRANTIES, GUARANTEES OR REPRESENTATIONS OF ANY KIND OR CHARACTER WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTY OF MERCHANTABILITY AND WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

                        OTHER TANGIBLE PERSONAL PROPERTY

      2.04. All other tangible personal property sold under this Agreement is being sold to Purchaser "AS IS, WHERE IS" WITHOUT WARRANTIES, GUARANTEES OR REPRESENTATIONS OF ANY KIND OR CHARACTER WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTY OF MERCHANTABILITY AND WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

                         TITLE TO ASSETS AND PROPERTIES

      2.05. Seller has good and marketable title to all of the assets and properties, tangible and intangible, that are material to the Chris' and Pitt's business.

                               INSURANCE POLICIES

      2.06. Seller has maintained and now maintains insurance on the assets and properties sold under this Agreement of a type customarily insured. The insurance covers property damage by fire or other casualty, as well as adequately protects against all normal liabilities, claims, and risks against which it is customary to insure. Seller shall maintain this insurance until December 31, 1998. Seller and Purchaser agree to a mutual waiver of subrogation between the parties during this period. After December 31, 1998 Seller's insurance coverage shall terminate and Purchaser shall be responsible for obtaining its own insurance coverage on the assets purchased.

                                    EMPLOYEES

      2.07. Seller shall terminate the employment of all employees of the Chris' & Pitt's Food Products Division at the close of business on December 20, 1998. All employment benefits and fringe benefits, including, but not limited to, health insurance, 401K plans, bonuses, vacations, worker's compensation and the like, for these employees shall terminate on December

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20, 1998. Thereafter, those employees shall be considered employees of Purchaser for all purposes.

                                    AUTHORITY

      2.08. Seller has full power and authority to execute, deliver, and/or consummate this Agreement. All reports and returns required to be filed with any government or regulatory agency with respect to this transaction have been or will be properly filed.

                                     BROKERS

      2.09. Neither Seller nor any of its officers, directors, employees, or shareholders has retained, consented to, or authorized any broker, investment banker, or third party to act on Seller's behalf, directly or indirectly, as a broker or finder in connection with the transaction contemplated by this Agreement.

                                   ARTICLE III

                   PURCHASER'S REPRESENTATIONS AND WARRANTIES

      Purchaser hereby represents and warrants to Seller that:

                                    AUTHORITY

      3.01. Purchaser has full power and authority to execute, deliver, and/or consummate this Agreement. All corporate acts, reports, and returns required to be filed by Purchaser with any government or regulatory agency with respect to this transaction have been or will be properly filed prior to the Closing Date. No provisions exist in any contract, document, or other instrument to which Purchaser is a party or by which Purchaser is bound that would be violated by consummation of the transaction contemplated by this Agreement.

                              LICENSES AND PERMITS

      3.02 Purchaser shall take all necessary steps to obtain in its own name all licenses and permits necessary or required for the operation of the Chris' & Pitt's business. Purchaser shall defend, indemnify and hold Seller harmless from any claims, costs, fines, actions and liabilities of any kind or character brought by any individual or entity arising out of Purchaser's operation of the Chris' & Pitt's business on or after the Closing Date prior to receiving said licenses and permits in its own name.

                                      TAXES

      3.03. All real and personal property taxes assessed on the Chris' & Pitt's business by any taxing authority for the 1998 tax year shall be paid by Purchaser when the same are due.

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                                     BROKERS

      3.04. Neither Purchaser nor any of Purchaser's officers, directors, employees or shareholders, has retained, consented to, or authorized any broker, investment banker, or third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transaction contemplated by this Agreement.

                                   ARTICLE IV

                                 INDEMNIFICATION

      4.01. To the extent not assumed by Purchaser under the terms of this Agreement, Seller shall indemnify, defend and hold harmless Purchaser, including specifically its officers, directors, shareholders, and employees, from and against all claims, expenses, obligations, damages, costs, payments, liabilities, refunds, fines, and penalties, including, but not limited to, costs and expenses of litigation (including costs of investigation) and reasonable attorney's fees, that are caused by, arise out of or are attributable to:

         (a) The assets sold under this Agreement which occurred prior to the Closing Date; or

         (b) The non-performance of any covenants, agreements or other obligations pursuant to this Agreement required to be performed by Seller after the Closing Date; or

         (c) The breach by Seller of any of its representations and warranties contained in this Agreement.

      4.02. Purchaser shall indemnify, defend and hold harmless Seller and its officers, directors, shareholders, and employees, from and against all claims, expenses, obligations, damages, costs, payments, liabilities, refunds, taxes, fines and penalties, including, but not limited to, costs and expenses of litigation (including costs of investigation) and reasonable attorney's fees, that are caused by, arise out of or are attributable to:

         (a) The assets sold under this Agreement which occurred on or after the Closing Date; or

         (b) The non-performance of any covenants, agreements, or other obligations pursuant to this Agreement required to be performed by Purchaser on, at or subsequent to the Closing Date; or

         (c) The breach by Purchaser of any of its representations and warranties contained in this Agreement; or

         (d) Purchaser's operation of the Chris' & Pitt's business without permits or licenses in its own name on or after the Closing Date.

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      4.03. When either party proposes to assert the right to be indemnified under this Article IV with respect to third-party claims, actions, suits, or proceedings, that party (hereinafter referred to as "Indemnitee") shall, within 30 days after the receipt of notice of the commencement of the claim, action, suit, or proceeding, notify the other party (hereinafter referred to as "Indemnitor") in writing, enclosing a copy of all papers served or received. On receipt of this notice, Indemnitor shall have the right to direct the defense of the matter, but Indemnitee shall be entitled to participate in the defense by employing its own separate counsel in any such action at its own expense.


                                    ARTICLE V

                               GENERAL PROVISIONS

                          SURVIVAL OF REPRESENTATIONS,
                            WARRANTIES AND COVENANTS

      5.01. The representations, warranties, covenants, and agreements of the parties contained in this Agreement or contained in any writing delivered pursuant to this Agreement shall survive the Closing Date for the period of time set forth in this Agreement.

                             ASSIGNMENT OF AGREEMENT

      5.02. This Agreement shall be binding on and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. This Agreement may not be assigned by any party without the written consent of both parties and any attempt to make an assignment without consent is void.

                                  GOVERNING LAW

      5.03. This Agreement shall be construed and governed by the laws of the state of Texas.

                               AMENDMENTS; WAIVER

      5.04. This Agreement may be amended only in writing by the mutual consent of all of the parties, evidenced by all necessary and proper corporate authority. No waiver of any provision of this Agreement shall arise from any action or inaction of any party, except an instrument in writing expressly waiving the provision executed by the party entitled to the benefit of the provision.

                                ENTIRE AGREEMENT

      5.05. This Agreement, together with any documents and exhibits given or delivered pursuant to this Agreement, constitutes the entire agreement between the parties to this Agreement. No party shall be bound by any communications between them on the subject matter of this Agreement unless the communication is
(a) in writing, (b) bears a date contemporaneous with or subsequent to the date of this Agreement, and (c) is agreed to by all parties to this

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Agreement. On execution of this Agreement, all prior agreements or understandings between the parties shall be null and void.

                                  SEVERABILITY

      5.06. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.


      IN WITNESS WHEREOF, WATERMARC FOOD MANAGEMENT CO. and LONE STAR LASER TECHNOLOGIES have executed this Agreement as of the date first above written.


                                    WATERMARC FOOD MANAGEMENT CO.

                                    By: S/
                                        ---------------------------------
                                        GHULAM M. BOMBAYWALA
                                        President


                                    LONE STAR LASER TECHNOLOGIES

                                    By: S/
                                        ----------------------------------
                                    Title: OWNER
                                           -------------------------------

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